SOFTWARE PRODUCT LICENSE AGREEMENT



     This Agreement is entered into by and between TMS, Inc. (Licensor), and the State of North Dakota, Department of Public Instruction (Licensee), effective on execution by both parties. Licensor hereby agrees to grant Licensee rights to the "TMSSequoia Virtual Scoring Center" (Product) listed in Appendix B, subject to the terms and conditions of this Agreement.

     Section 1. Definitions. When used in this Agreement, the capitalized terms listed below shall have the following meanings:

     A. "Code" - shall mean all computer programming language, and any other machine-processable material necessary to complete the objectives set out in this agreement.
      (1) "Object/Executable Code" - shall mean the machine-readable form of the Code.
      (2) "Source Code" - shall mean the human readable form of the Code and shall include any embedded explanatory comments.
      B. "Documentation" - shall mean user manuals and other written materials that relate to the Code.
      C.    "ERROR"
      (1)  "LEVEL 1" -    shall mean that PRODUCT is inoperable and/or a major
           module or function is not working.  User operations stop and/or have major impact on production.
      (2)  "LEVEL 2" -    shall mean that PRODUCT module or function is usable
           but severely restricted. Work-around is complicated or impossible. Valid input creates invalid output.

	(3)  "LEVEL 3" -    shall mean degraded operations and/or some secondary
           functions are not available except through work-around. Invalid input creates invalid output, without error notification.
      (4)  "LEVEL 4" -    shall mean minimal impact on usability, nuisance
           problem.
    D.     "License" -    shall mean the right to use, but not to own, Product
pursuant to the terms and conditions of this Agreement.
   E.      "Licensee" -    shall mean the North Dakota Department of Public
Instruction.
   F.      "Module Release" -    an optional Product feature and/or function
that works in conjunction with the then current version of the Product.
   G.      "Product" -    shall mean software described in Appendix B of this
Agreement and any Update Release or Upgrade/Enhancement Release provided by Licensor during the term hereof, including the collection of Object/Executable Code and related Documentation.
   H.      "Post-Contract Consumer Support (PCS)" -    shall mean the right to
receive services, such as telephone support and correction of errors ("bug fixing") during the time specified after final Product acceptance.
   I.      "Release" -    shall mean any official issuance of a Product by
Licensor.
     (1)   "Update Release" -    shall mean a new issuance of the Product that
           contains corrections to errors ("bug fixes") and is denoted by a change to the one-hundredths digit to the right of the decimal point in the then current version of the software product (x.x(x)).

     (2)   "Upgrade/Enhancement Release" -    shall mean an improvement to an
           existing Product that is intended to extend the life or improve significantly the marketability of the original product through enhanced performance of features and functions and is denoted by a change to the tenths digit to the right of the decimal point (x.(x)x) or by a change to the digit(s) to the left of the decimal point ((x.)xx) in the then current version of the Product.
   J.      "Site License" -    shall mean a License that permits Licensee to
install and/or store on disk an unlimited number of copies of Product at one specified location and permits Licensee to use Product at said specified location as well as access and execute Product from a different location.

   Section 2.  Grant of Product License.

   A. Subject to the terms of this Agreement, Licensor grants to Licensee a non-exclusive site license to use the Product at the North Dakota State Capitol, 600 East Boulevard Avenue, Bismarck, North Dakota 58505-0440.
   B. Each PRODUCT shall be delivered to LICENSEE in OBJECT/EXECUTABLE CODE form and in the form of DOCUMENTATION. LICENSEE shall not reverse assemble, de-compile, disassemble or otherwise reverse engineer any of the PRODUCTS delivered in OBJECT/EXECUTABLE CODE form. The PRODUCT shall only include rights to certain parts of PRODUCT SOURCE CODE of Commercial
Release 1.0, which shall be provided under the provisions of Section 2.F below.

   C. Licensee agrees to use the Product only for Licensee's own business, to support Licensee's assessment activities with its affiliated entities within the State of North Dakota.
   D. Licensee shall not modify or otherwise create derivative works of the Product during the term of this Agreement shown in Section 8.A.
   E. The Source Code Escrow Agreement, Appendix D, shall be executed at the same time as this Agreement.
   F. SOURCE CODE for PRODUCT commercial version 1.0 shall be delivered to LICENSEE within 14 days of LICENSOR'S commercial version 1.0 official release date. Such PRODUCT SOURCE CODE shall include all SOURCE CODE to PRODUCT except for certain components such as LICENSOR'S existing proprietary and commercially available toolkits and applications that are used in the development of PRODUCT and any third party technology used in compiling, linking or otherwise developing the PRODUCT, for which OBJECT/EXECUTABLE CODE only shall be provided. By accepting delivery of PRODUCT SOURCE CODE under this Section, LICENSEE acknowledges the following:
   1) SOURCE CODE to LICENSOR'S proprietary and commercially available toolkits and applications, including Prizm(TM), ViewDirector(TM), FormFix(R), ScanFix(R), DMR(TM), and TMS Color Suite(TM) and others that may be used in development of PRODUCT will not be transferred.
   2) PRODUCT SOURCE CODE shall be subject to strict nondisclosure restrictions in accordance with the Nondisclosure Agreement attached as Appendix C to this AGREEMENT, North Dakota openrecords law, NDCC 44-04-18.4, regarding confidentiality of trade secret,proprietary, commercial, and financial information. LICENSEE shall take reasonable security precautions to protect the PRODUCT SOURCE CODE, including using it only in secure areas and storing it in a safe, locked file cabinet, or other secure storage area. Any computer access to the SOURCE CODE shall be strictly controlled. LICENSEE shall only share the SOURCE CODE with employees on a need-to-know basis, and shall inform any employee that is given access to the PRODUCT SOURCE CODE that it is protected as intellectual property, trade secret and proprietary on behalf of the LICENSOR under strict nondisclosure and confidentiality provisions in accordance with NDCC 44-04-18.4.

   3) Any modifications made to PRODUCT SOURCE CODE by LICENSEE shall be immediately communicated in writing to LICENSOR and that LICENSEEagrees to indemnify and hold LICENSOR harmless for modifications that cause infringement violations of the PRODUCT to any third parties as described in Sections 6.D, 6.E and 6.F of this AGREEMENT.
   4) Any modifications made by LICENSEE may preclude LICENSOR from providing PCS or commercial UPDATE, UPGRADE and/or ENHANCEMENT RELEASES to LICENSEE.

   Section 3.  Price and Payments.

   A. In consideration of the rights and SITE LICENSE granted herein, Licensee agrees to pay Licensor the amounts described in Appendix A, pursuant to the terms and conditions thereof. All payments shall be due on receipt of the invoice from Licensor if, at that time, Licensor is in full compliance, according to Appendix A, with this Agreement, has met installation deadlines, and has cured all issues raised by Licensee before final acceptance, pursuant to the terms set forth in Section 4.

   B.         Late payments will accrue interest at the lower of the legal
maximum  interest rate or one and one-half percent per month.   No  payment  is
late if Licensor is not in full compliance with this Agreement when the payment is scheduled to be made.

   Section 4.  Acceptance.       LICENSEE shall use PRODUCT in a production
environment for the period ("EVALUATION PERIOD") beginning upon initial installation of PRODUCT version ND and concluding March 31, 2001 or later if an extension is required as provided for in this Section. The installation dates for Product version "ND" and PRODUCT version "ND".1" which includes the "Test Setup Application" are defined in Appendix A. The EVALUATION PERIOD start date will be communicated in writing upon completion of the version ND PRODUCT installation. The ND.1 PRODUCT installation shall be included in the same
EVALUATION PERIOD as version ND.   LICENSEE shall provide immediate written
notification to LICENSOR of ERRORS that arise during the EVALUATION PERIOD. LICENSOR shall promptly correct LEVEL 1 and LEVEL 2 ERRORS during the EVALUATION PERIOD. If LICENSOR cannot correct LEVEL 1 and LEVEL 2 ERRORS prior to the end of the EVALUATION PERIOD the EVALUATION period shall be extended for a period of two (2) weeks after delivery of LEVEL 1 and/or LEVEL 2 corrections. LEVEL 3 and LEVEL 4 ERRORS may be corrected prior to final acceptance at LICENSOR' Discretion but shall not preclude LICENSEE from accepting PRODUCT. LEVEL 3 ERRORS reported by LICENSEE during the EVALUATION PERIOD shall be corrected in the first commercial release - version "1.0" or the first UPDATE RELEASE - version "1.01" whichever first follows the end of the EVALUATION PERIOD. LICENSEE shall receive commercial version 1.0 of the PRODUCT and/or commercial version 1.01 of the PRODUCT which will include correction of all LEVEL 3 ERRORS
reported by LICENSEE during the EVALUATION PERIOD.   Correction of any ERRORS
reported after the EVALUATION PERIOD shall only be considered as part of a separate PCS agreement.

   Section 5.  Warranty.

   A. Licensor represents that Product will meet the functional requirements as outlined in Appendix B. If Licensee discovers that Product deviates from the functional requirements prior to acceptance, Licensor will correct all such deviations as defined in Section 4. This warranty is a limited warranty and the only warranty made by Licensor. Any and all warranties, including those for merchantability and fitness for a particular purpose are expressly excluded.
   B. LICENSEE agrees LICENSOR shall not be liable for any consequential damages even if LICENSOR has been advised of the possibility of such damages.
   C. LICENSOR' liability to LICENSEE under any provision of this Agreement or any transaction contemplated by this Agreement shall be limited to the amount actually paid by LICENSEE to LICENSOR under this Agreement. LICENSOR'limitation of liability is cumulative with all LICENSEE expenditures being aggregated to determine satisfaction of the limit. The existence of claims or suits against more than one PRODUCT licensed under this Agreement will not
increase  or  extend  the  limit  of LICENSOR'  liability  hereunder.   LICENSEE
releases LICENSOR from all obligations, liability, claims or demands in excess of the limitation.

   Section 6.  Titles, Patent, and Copyright Indemnification.

   A. LICENSOR and LICENSEE hereby agree that LICENSOR shall own all intellectual property rights, including but not limited to Patent, Trademark, Copyright and Trade Secret, in and to any work, invention, or CODE and/or PRODUCT covered by this Agreement including without limitation the PRODUCT outlined in Appendix B.
   B. Licensor agrees to indemnify, hold harmless, and defend, at its own expense, all suits, claims, or proceedings against Licensee for alleged direct infringement or inducement to infringe any intellectual property rights of a third party arising from Product provided by Licensor to Licensee under this Agreement. Licensor shall pay all sums, including attorney's fees, which, by judgment or decree in any such suit, may be assessed against Licensee on account of a determination of infringement. Licensee agrees to promptly provide Licensor with written notice of any such claims of infringement and of any suits brought or threatened against Licensee based on such claims, and to cooperate with and provide authority for Licensor to defend any such suit through its own counsel. However, any attorney representing the Licensee must qualify as and be appointed by the North Dakota Attorney General as a special assistant attorney general under N.D.C.C. 54-12-08. This section is void if Licensee negotiates settlement of any such suit without prior notification and agreement in writing from Licensor.
   C. If use of the Product is accused or held to constitute an infringement of the intellectual property rights of any third party as stated in
Section 6.B, Licensor has the right, at its discretion and at its own expense:

   1. To procure for Licensee the right to continue the use of the Product;
   2. To replace Product with a product which does not give rise to an allegation of infringement;
   3. To modify Product to remove the basis for an allegation of infringement; or
   4. To refund the full purchase price of Product, including any prepaid PCS fees and terminate this Agreement.
   D. In the event LICENSEE modifies PRODUCT or causes PRODUCT to be modified, the obligation of LICENSOR to indemnify, defend, or hold LICENSEE harmless as described in Section 6.B, shall not apply to portions of PRODUCT that has been modified by LICENSEE and/or portions of PRODUCT that has not been modified by LICENSEE but becomes subject to a claim of infringement because modifications made by LICENSEE cause non-modified portions of the PRODUCT to be infringing to the intellectual property rights of a third party.
   E. The obligation of LICENSOR to indemnify, defend, or hold LICENSEE harmless under Section 6 shall not apply in the event PRODUCT is made a component of a system and the system is accused or held to be infringing the intellectual property rights of a third party.
   F. In the event that a claim of infringement results from PRODUCT modifications made by LICENSEE as described in Section 6.D and 6.E, LICENSEE agrees to indemnify, hold harmless and defend, at its own expense, all suits, claims, or proceedings against LICENSOR for alleged direct infringement of any intellectual property rights of a third party arising from modification made to PRODUCT provided by LICENSOR to LICENSEE under this Agreement. LICENSEE shall pay all sums, including attorneys' fees, which by judgment or decree in any such suit, may be assessed against LICENSOR on account of a determination of Infringement. LICENSOR agrees to promptly provide LICENSEE with written notice of any such claims of infringement and of any suits brought or threatened against LICENSOR based on such claims and to cooperate with and provide authority for LICENSEE to defend any such suit through its own counsel.
The provisions of this section 6.F shall be void in the event LICENSOR negotiates settlement of any such suit without prior notification and agreement in writing from LICENSEE.

   Section 7. Open Records Laws; Protection of Copyrights, Patents, and Trademarks.

   A. This Agreement and the Product, documentation, code, and all other records received by Licensee from Licensor under this Agreement are subject to North Dakota's open records laws, NDCC 44-04-18.4, as amended from time to time.

   Section 8.    Term and Termination.

   A. The term of this Agreement shall be perpetual, unless otherwise terminated in accordance with the terms and conditions contained herein.
   B. This Agreement and the license granted hereunder, shall terminate at the election of LICENSOR upon the failure of LICENSEE to perform or comply with this Agreement or any provision hereof, including failure to promptly pay any amount(s) due under the provisions of Section 3 and including the provisions set forth in Section 6 to this Agreement. Termination shall be deemed effective Immediately upon written notice to LICENSEE.

   Section 9. Obligations upon Termination. If this Agreement is terminated pursuant to its terms, Licensee shall return to Licensor all full or partial copies of each Product in Licensee's possession or under its control, including any Source Code provided under this Agreement, within ten days following the termination date, including any in-house copies Licensee may have produced. From and after any termination, Licensee will not use or employ Product nor allow Product to be used or employed.

   Section 10.   General Provisions.

   A. This Agreement, and any rights or obligations hereunder, may not be transferred or assigned by either party without the prior written approval of the other.
   B. Force majeure. Neither party shall be in default if failure to perform any obligation hereunder is caused solely by supervening conditions beyond that party's reasonable control, including acts of God, civil disturbances, strikes, labor disputes, and governmental demands or requirements.
   C.      Severability.   If any provision of this Agreement is  determined  to
           be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect. If this Agreement as it relates to any product licensed hereunder shall be determined to be invalid, illegal, or unenforceable, or if it is terminated as to a particular product, the Agreement shall remain in effect as to the remaining product.

   E.      Notices.   Any  notice required or permitted to  be  given  hereunder shall be in writing and shall be deemed given when delivered in person, or when received by certified mail, express courier, or telefax addressed as set forth herein, or to another address as a party may designate by like notice, with proof of delivery received by the noticing party.
   F. Survival of Obligations - Subject to the limitations set forth in this Agreement, this Agreement will inure to the benefit of, and be binding upon the parties, their successors, administrators, heirs and assigns.
   G. Governing law. This Agreement shall be governed by and construed in accordance with the laws of the state of North Dakota, without regard to its conflict of laws provisions. Any action brought to enforce the terms of this Agreement must be brought in the district court of Burleigh County, North Dakota.
   H. Appendix E, North Dakota Department of Public Instruction Provisions and Assurances for Contracts with Private Firms, is attached hereto and incorporated herein by reference.



                              LICENSOR


                              TMS, Inc.
                              206 West 6th Avenue
                              PO Box 1358
                              Stillwater, OK 74076
                              Telephone:   (405) 377-0880
                              Fax:    (405) 377-0452

                              By: /s/ Deborah D. Mosier
                                 -----------------------------
                                 Name Deborah Mosier

                                 Title President
                                       -----------------------
                                 Date  January 26, 2001
                                       -----------------------

                              LICENSEE


                              North Dakota Department of
                                 Public Instruction
                              600 East Boulevard Avenue, Dept. 201
                              Bismarck, ND 58505-0440
                              Telephone:   (701) 328-2260
                              Fax:    (701) 328-_______

                              By: /s/ Gary W. Gronberg
                                 ------------------------------
                                 Name Dr. Gary W. Gronberg

                                 Title Assistant Superintendent
                                       ------------------------
                                 Date  January 16, 2001
                                       ------------------------

                                 Appendix A



PRODUCT DEVELOPMENT, PRICING and PAYMENT TERMS
----------------------------------------------


The terms for NDDPI licensing the TMSS Virtual Scoring Center(TM) software product are as follows:

* One-time fixed SITE LICENSE fee of $220,000 for installation and unlimited use of the PRODUCT at the North Dakota Department of Public Instruction Facility in Bismarck, North Dakota.


*   Payment of SITE LICENSE fees shall be according to the following schedule:


____________________________________________________________________
|                               |  Expected Phase   |               |
|      Phase                    | Completion Date   |   Payment     |
|_______________________________|___________________|_______________|
|I. Initial installation of     |       01/2001     |$50,000.00     |
|Virtual Scoring Center(TM)     |                   |               |
|("PRODUCT") at NDDPI in        |                   |               |
|Bismarck, North Dakota         |                   |               |
|_______________________________|___________________|_______________|
|II. Initial installation of    |       02/2001     |$55,000.00     |
|Virtual Scoring Center(TM) ND.1|                   |               |
|in accordance with terms set   |                   |               |
|forth in Section 4 of this     |                   |               |
|Agreement.                     |                   |               |
|_______________________________|___________________|_______________|
|III. Final Acceptance of the   |       03/31/2001  |$100,000.00    |
|Virtual Scoring Center(TM)     |                   |               |
|version ND.1 in accordance     |                   |               |
|with terms set forth in        |                   |               |
|Section 4 of this Agreement.   |                   |               |
|_______________________________|___________________|_______________|
|IV. Delivery of Virtual        |         04/2001   |$15,000.00     |
|Scoring Center(TM)Commercial   |                   |               |
|Release 1.0 in accordance with |                   |               |
|terms set forth in Section 4   |                   |               |
|of this Agreement              |                   |               |
|_______________________________|___________________|_______________|


* POST CONTRACT SUPPORT for the PRODUCT, to be provided after Final Acceptance, shall be defined in a separate agreement.









                               APPENDIX B









                          Virtual Scoring Center

                          Requirements Documents









                              TMSSequoia

                                 And

              North Dakota Department of Public Instruction

The remaining twenty-seven (27) pages of Appendix B have been omitted pursuant to a request for confidential treatment. The confidential information has been filed separately with the Commission.

                                  APPENDIX C
                                  TMSSequoia
                                   TMS, Inc.
                               206 West 6th Avenue
                                 P. O. Box 1358
                               Stillwater, OK 74076
                                 (405) 377-0880
                                Fax (405) 377-0452


                      RECIPROCAL NONDISCLOSURE AGREEMENT


     COMPANY:               NDDPI
               -----------------------------------------
     ADDRESS:       600 E. Boulevard Ave
               -----------------------------------------
     CITY/STATE/ZIP:    Bismarck, ND 58505-0440
                      ----------------------------------
     TELEPHONE:        701-328-1838
                 ---------------------------------------
     FAX NUMBER:
                 --------------------------------------
     CONTRACT
     REPRESENTATIVE:   Gary Gronberg
                    ----------------------------------
     EFFECTIVE DATE:
                    ----------------------------------

     This Agreement ("Agreement") is entered into by and between TMS Inc. ("TMS") and the North Dakota Department of Public Instruction ("NDDPI") on the date above set forth ("EFFECTIVE DATE").

     BY SIGNING BELOW ALL PARTIES ACKNOWLEDGE HAVING READ THE TERMS AND CONDITIONS SET FORTH ON THIS COVER PAGE AND THE PAGES ATTACHED HERETO ALL OF WHICH ARE PART OF THIS AGREEMENT. THE PARTIES FURTHER REPRESENT AND WARRANT THAT THEY UNDERSTAND ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT AND AGREE TO BE BOUND THEREBY.


TMS                                NDDPI

By /s/ Deborah D. Mosier           By /s/Gary W. Gronberg
---------------------------------- ---------------------------
       Deborah D. Mosier                  Gary W. Gronberg
---------------------------------- ---------------------------
Name (Print)                       Name (Print)

Title  President                   Title  Assistant Superintendent
     ----------------------------         ---------------------------
Date 1/26/01                       Date   1/16/01
     ----------------------------         --------------------------

1. DEFINITIONS

1.1 When used in this Agreement, the defined terms listed below shall have the following meanings:

     (a) "CODE" - shall mean all computer programming instructions, and any other machine-processable material necessary to complete the objectives set out in the Software Product License Agreement, the disclosure of which is fully incorporated herein by reference.

          (i) "OBJECT/EXECUTABLE CODE" - shall mean the machine-readable form of the CODE.

          (ii) "SOURCE CODE" - shall mean the human readable form of the CODE and shall include any embedded explanatory comments.

     (b) "CONFIDENTIAL INFORMATION" - shall mean nonpublic information that DISCLOSING PARTY designates as being confidential or which, under the circumstances surrounding disclosure, ought to be treated as confidential. CONFIDENTIAL INFORMATION includes, without limitation, information relating to DISCLOSING PARTY's released or unreleased software products, the marketing or promotion of any product, business policies or practices, information received from others that DISCLOSING PARTY is obligated to treat as confidential, and SOURCE CODE, OBJECT/EXECUTABLE CODE, and the algorithms embodied therein. CONFIDENTIAL INFORMATION shall also include all tangible materials containing CONFIDENTIAL INFORMATION, including, without limitation, written or printed documents and computer disks or tapes, whether machine or user readable.

     (c) "DERIVATIVE WORK" - shall mean a work that is based upon a product, such as a revision, modification, or any other form in which such preexisting works may be recast, transformed or adapted and that if prepared or copied without the authorization of the owner of a product would constitute infringement of the owner of the copyrights or other intellectual property rights. When a work is a DERIVATIVE WORK, it is deemed "DERIVED" from a product.

     (d) "DISCLOSING PARTY" - shall mean the party who provides CONFIDENTIAL INFORMATION to the RECIPIENT under this Agreement.

     (e) "LICENSE AGREEMENT" - shall mean the "Software Product License Agreement" between TMS, Inc. and North Dakota Department of Public Instruction dated January 16, 2001.

     (f) "PRODUCT" - shall mean software listed in Appendix B of the LICENSE AGREEMENT and any UPDATE RELEASE or UPGRADE/ENHANCEMENT RELEASE provided by TMS during the term hereof, including the collection of OBJECT/EXECUTABLE CODE and related Documentation.

     (g) "RECIPIENT" - shall mean the party who receives CONFIDENTIAL INFORMATION under this Agreement.

2.   OBLIGATIONS OF THE PARTIES

2.1. RECIPIENT shall take reasonable security precautions, at least as great as the precautions it takes to protect its own CONFIDENTIAL INFORMATION, to protect the CONFIDENTIAL INFORMATION. RECIPIENT acknowledges that it has informed its employees that they are bound not to disclose CONFIDENTIAL INFORMATION which they have learned in the course of their employment with RECIPIENT. RECIPIENT may only disclose CONFIDENTIAL INFORMATION to its employees on a need-to-know basis. RECIPIENT shall execute appropriate written agreements with its employees sufficient to enable RECIPIENT to comply with the provisions of this Agreement.

2.2. CONFIDENTIAL INFORMATION may be used only in pursuance of RECIPIENT's business relationship with DISCLOSING PARTY, and only as otherwise provided hereunder. RECIPIENT agrees to segregate all such CONFIDENTIAL INFORMATION from the CONFIDENTIAL INFORMATION of others in order to prevent commingling.

2.3. RECIPIENT represents and warrants that it will not reverse engineer, decompile or disassemble any software provided hereunder, except as otherwise provided for in the LICENSE AGREEMENT.

2.4. DISCLOSING PARTY represents and warrants that it has the right to disclose any information provided to the RECIPIENT, without violating any agreement with or right of any other person or company.

2.5. No photograph, copy, or facsimile of any materials or devices that contain or evidence CONFIDENTIAL INFORMATION required to be protected hereunder may be made without the DISCLOSING PARTY's prior written consent.

2.6. NDDPI acknowledges that the confidentiality of any PRODUCT SOURCE CODE provided by TMS, directly or indirectly through any escrow agreement, and any source code and/or DERIVATIVE WORK derived from SOURCE CODE is of the highest importance to TMS and that TMS will be seriously and/or irrepairably harmed if such SOURCE CODE and/or DERIVATIVE WORK derived from the SOURCE CODE were disclosed in any manner without TMS'S prior express written permission. Accordingly, NDDPI agrees that SOURCE CODE and any SOURCE CODE and/or DERIVATIVE WORK derived from SOURCE CODE will be used in NDDPI's secure areas only and will be protected by all available reasonable security measures. UNDER NO CIRCUMSTANCES MAY NDDPI RELEASE OR PERMIT THE RELEASE OF SOURCE CODE PROVIDED BY TMS, OR ANY SOURCE CODE AND/OR DERIVATIVE WORK DERIVED FROM SOURCE CODE, TO ANYONE EXCEPT AS EXPRESSLY PERMITTED HEREIN. NDDPI agrees and warrants that no improper use, release or distribution of SOURCE CODE and/or DERIVATIVE WORK derived from SOURCE CODE will occur.

2.7. CONFIDENTIAL INFORMATION shall be stored in a safe, locked file cabinet, or other secure storage, and computer access shall be strictly controlled.

2.8. NDDPI may disclose the CONFIDENTIAL INFORMATION only to employees and contractors of NDDPI who have a need to know such CONFIDENTIAL INFORMATION in order to enable NDDPI to use such CONFIDENTIAL INFORMATION for purposes permitted in this Agreement and are legally bound to use and disclose such CONFIDENTIAL INFORMATION for no other purpose. NDDPI shall secure and maintain a written agreement with each employee and with each contractor who may have access to CONFIDENTIAL INFORMATION that each fully comply with the confidentiality requirements of this Agreement, and NDDPI shall take such other steps as are required to insure the confidentiality of CONFIDENTIAL INFORMATION used by employees and contractors.

2.9. Notwithstanding any contrary provision or other agreement, for a period of ten (10) years following termination of this Agreement, the provisions of this Agreement concerning Confidentiality shall remain in effect so long as NDDPI has possession or knowledge of TMS' CONFIDENTIAL INFORMATION. No prior or subsequent agreement between the parties that relates to confidentiality shall be construed to impair or diminish NDDPI's confidentiality obligations set forth in this Agreement.


3.0  RIGHTS AND REMEDIES

3.1 RECIPIENT shall notify DISCLOSING PARTY immediately upon discovery of any unauthorized use or disclosure of CONFIDENTIAL INFORMATION or any other breach of this Agreement by RECIPIENT, and will cooperate with DISCLOSING PARTY in every reasonable way to help DISCLOSING PARTY regain possession of the CONFIDENTIAL INFORMATION and prevent its further unauthorized use.

3.2 RECIPIENT shall return all originals, copies, reproductions and summaries of CONFIDENTIAL INFORMATION at DISCLOSING PARTY's request or certify destruction of the same.

3.3 RECIPIENT acknowledges that monetary damages may not be a sufficient remedy for unauthorized disclosure of CONFIDENTIAL INFORMATION and that the DISCLOSING PARTY shall be entitled, without waiving any other rights or remedies, to such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction.

3.4 DISCLOSING PARTY may visit RECIPIENT's premises, with reasonable prior notice and during normal business hours, to review RECIPIENT's compliance with the terms of this Agreement.

3.5 All CONFIDENTIAL INFORMATION, patents, concepts, inventions, copyrights, trade secrets and/or know-how (hereinafter collectively "intellectual property") is and shall remain the property of the DISCLOSING PARTY. By disclosing information to RECIPIENT, DISCLOSING PARTY does not grant any express or implied right or license to or under DISCLOSING PARTY's intellectual property or to copy, reproduce, or make any Derivative Works under the copyright of the DISCLOSING PARTY, unless otherwise provided for in the LICENSE AGREEMENT.

3.6 The receiving party may not use any CONFIDENTIAL INFORMATION or intellectual property to reproduce, redesign, reverse engineer, or manufacture any product or equipment of the DISCLOSING PARTY, unless otherwise provided for in the LICENSE AGREEMENT.

3.7 The parties acknowledge and agree that this Agreement does not extend any representations or warranties, either express or implied, with respect to
     the content or use of the CONFIDENTIAL INFORMATION provided herein.   If
     DISCLOSING PARTY provides pre-release software as CONFIDENTIAL INFORMATION under this Agreement, such pre-release software is provided "as is" without warranty of any kind. RECIPIENT agrees that neither DISCLOSING PARTY nor its suppliers shall be liable for any damages whatsoever relating to RECIPIENT's use of such pre-release software.

4.     GENERAL


4.1 Notices and Requests - All notices, authorizations, and requests in connection with this Agreement shall be deemed given on the day they are received at the address set forth above, whether by mail, facsimile transmission or hand delivery. Each party agrees to notify the other party in writing if there is a change in the above addresses.

4.2 Prohibition Against Assignment - This Agreement, and any rights or obligations hereunder, shall not be transferred or assigned by either party without the prior written approval of the other party.

4.3 Governing Law - This Agreement shall be governed by and construed in accordance with the laws of the State of North Dakota, without regard to its conflict of laws principles.

4.4 Modification - This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and merges all prior and contemporaneous communications. This Agreement shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of Company and TMS by their respective duly authorized representatives.

4.5 Attorney's Fees - If DISCLOSING PARTY employs attorneys in any action to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs.

4.6 Severability - If any provision of this Agreement shall be determined to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

4.7 No Waiver - No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

4.8 Survival of Obligations - Subject to the limitations set forth in this Agreement, this Agreement will inure to the benefit of, and be binding upon the parties, their successors, administrators, heirs and assigns.

4.9 Authority to Sign - Both parties intend to be legally bound by this Agreement. The persons signing this Agreement warrant and represent that they are duly authorized to sign this Agreement and by so doing to legally bind their respective companies.

                                   APPENDIX D
                           Source Code Escrow Agreement

          ESCROW INSTRUCTIONS TO THE TRUST DEPARTMENT OF BANK OF NORTH DAKOTA
                                 ("Agreement")


                                                         Escrow No. N/A

                                                         Date       ___________

I. WE, THE UNDERSIGNED, TMS, Inc. (hereinafter "LICENSOR") and the North Dakota Department of Public Instruction (hereinafter "LICENSEE") hereby deposit with BANK OF NORTH DAKOTA, 700 East Main Street, P.O. Box 5509, Bismarck, ND 58506-5509, the following described property and documents to-wit:


     1. A sealed package (hereinafter "Escrow Package One") containing a copy of a Software Product License Agreement ("LICENSE AGREEMENT") by and between LICENSOR and LICENSEE, dated January 16, 2001.


     2. A sealed package (hereinafter "Escrow Package Two") containing the SOURCE CODE for LICENSOR'S existing proprietary and commercially available toolkits and applications that are used in the development of PRODUCT. Said ESCROW MATERIAL may include LICENSOR'S Prizm(TM) ViewDirector(TM), FormFix(R), ScanFix(R), DMR(TM), TMS Color Suite(TM) and other proprietary products or technology, but shall not include complete SOURCE CODE to PRODUCT. Said ESCROW MATERIAL shall be in machine-readable form stored on CD-R, computer tape, or other suitable computer media. LICENSOR shall identify each item in said package and shall certify the completeness and accuracy of the ESCROW MATERIAL in a letter to BANK OF NORTH DAKOTA with a copy to LICENSEE.

II. ESCROW MATERIAL: BANK OF NORTH DAKOTA shall safe keep said ESCROW MATERIAL and shall release ESCROW MATERIAL Packages to LICENSEE upon receipt of the following exclusive conditions:


     1.   Evidence that LICENSOR has been finally adjudicated as bankrupt, or

     2. Written certification from LICENSEE that LICENSOR is otherwise incapable of discharging its obligations under said LICENSE AGREEMENT. A copy of said certification shall be sent to LICENSOR and upon failure by LICENSOR to object within 10 days of receipt of the certification, BANK OF NORTH DAKOTA shall deliver the ESCROW MATERIAL to LICENSEE.


III. TERMS: Subject, however, to the following terms, exceptions, provisions, and conditions, which are acceptable to and approved by all parties signing these instructions.

     1. When used in this Agreement, the capitalized terms listed below shall have the following meanings:

          (a) "CODE" - shall mean all computer programming instructions, and any other machine-processable material necessary to complete the objectives set out in the Software Product License Agreement, which is fully incorporated herein by reference.

               (i) "OBJECT/EXECUTABLE CODE" - shall mean the machine-readable form of the CODE.
               (ii) "SOURCE CODE" - shall mean the human readable form of the CODE and shall include any embedded explanatory comments.

          (b) "ESCROW MATERIAL" - shall mean any or all items deposited with and/or held in escrow by BANK OF NORTH DAKOTA.

          (c) "PRODUCT" - shall mean software listed in Appendix B of the LICENSE AGREEMENT and any UPDATE RELEASE or UPGRADE/ENHANCEMENT RELEASE provided by LICENSOR during the term thereof, including the collection of OBJECT/EXECUTABLE CODE and related DOCUMENTATION.

          (d) "RELEASE" - shall mean any official issuance of a PRODUCT by LICENSOR.

               (i) "UPDATE RELEASE" - a new issuance of the PRODUCT that contains corrections to errors ("bug fixes") and is denoted by a change to the one-hundredths digit to the right of the decimal point in the then current version of the software product (x.x(x)).
               (ii) "UPGRADE/ENHANCEMENT RELEASE" - shall mean an improvement to an existing PRODUCT that is intended to extend the life or improve significantly the marketability of the original product through enhanced performance of features and functions and is denoted by a change to the tenths digit to the right of the decimal point (x.(x)x) or by a change to the digit(s) to the left of the decimal point ((x.)xx) in the then current version of the PRODUCT.
     2. Additional ESCROW MATERIALS that are classified by LICENSOR as a PRODUCT UPDATE, UPGRADE, or ENHANCEMENT RELEASE may be deposited with BANK OF NORTH DAKOTA from time to time as required under a Post Contract Support Agreement. Any such addition shall be properly identified as additions to Escrow Package Two and shall be automatically covered by the terms and conditions of this Agreement.

     3. Any other ESCROW MATERIAL deposited under this Agreement shall require an amendment to this Agreement to describe the contents of the ESCROW MATERIAL and to state the conditions under which said ESCROW MATERIAL shall be provided to LICENSEE.

     4. BANK OF NORTH DAKOTA shall be liable as a depository only and shall not be responsible for the sufficiency or accuracy of the form, execution or validity of documents deposited hereunder, or any description of property or other thing therein, nor shall it be liable in any respect on account of the identity, authority, or rights of the persons executing or delivering or purporting to execute or deliver any such document or paper; its duties hereunder being limited to the safekeeping of such documents received by it as such escrow holder, and for the delivery of same in accordance with these written instructions.

     5. BANK OF NORTH DAKOTA, as part of the consideration for the acceptance of this escrow, shall not be liable for any acts or omissions done in good faith, nor for any claims, demands or losses, nor for any damages made or suffered by any party to this escrow, excepting such as may arise through or be caused by its willful or gross negligence.

     6. BANK OF NORTH DAKOTA shall not be liable for the outlawing of any rights under the Statute of Limitations in respect to any documents deposited. It may rely upon any paper, document, or other writing believed by it to be authentic in making any delivery of property hereunder. BANK OF NORTH DAKOTA shall in no way be responsible nor shall it be its duty to notify any party hereto or party interested in this escrow deposit of any maturity, under the terms of any instrument deposited herewith.

     7. The annual fee of two hundred dollars ($200.00) has been agreed upon as compensation to BANK OF NORTH DAKOTA for its services hereunder but it is agreed that reasonable additional compensation shall be paid to it for any unusual or extraordinary services it may be required to render hereunder. LICENSEE shall be responsible for the fees due hereunder and will pay BANK OF NORTH DAKOTA the amount due within 30 days of the receipt of request for payment from BANK OF NORTH DAKOTA. In the event that LICENSEE fails to pay the fees due hereunder and the fees remain unpaid for a period of 90 days following receipt of request for payment from BANK OF NORTH DAKOTA, the Escrow Materials will be returned to LICENSOR and Agreement will be terminated. BANK OF NORTH DAKOTA may employ attorneys for the reasonable protection of the escrow property and of itself and shall have the right to be reimbursed for costs, expenses, attorney fees and its compensation and shall have a lien on all documents or property held in escrow to cover same. Any fees may be exempted if these fees are contrary to NDCC 28-26-04 regarding public policy violations.

     8. In accepting any ESCROW MATERIAL delivered hereunder it is agreed and understood between the parties hereto that BANK OF NORTH DAKOTA will not be called upon to construe any contract or instrument deposited herewith, and shall be required to act in respect to the deposit herein made upon the joint consent, in writing, of the parties hereto, and in the failure of such agreement to consent, it reserves the right to hold all papers in connection with or concerning this escrow, until a mutual agreement in writing has been reached between all of said parties and delivered to it or until delivery is legally authorized and ordered by final judgment or decree of a court of competent jurisdiction; and in case BANK OF NORTH DAKOTA obeys or complies with any judgment, order or decree of a court of competent jurisdiction, it shall not be liable to any of the parties hereto nor to any other person, firm or corporation by reason of such compliance, notwithstanding any such judgment, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

     9. It is further agreed that BANK OF NORTH DAKOTA at the termination of five (5) years from date, shall have the right to consider this Agreement of no further force and effect, and shall have the right to deliver the ESCROW MATERIAL hereby deposited to the respective parties depositing such documents and that redelivery of such documents shall relieve BANK OF NORTH DAKOTA from any further liability with reference thereto; this provision, however, may at any time be waived by BANK OF NORTH DAKOTA. An extension of the term of this escrow deposit may be entered into at any time by the mutual consent of the parties hereto, upon the condition, however, that same be reduced to writing and delivered to and accepted by BANK OF NORTH DAKOTA.

     10. It is further understood and agreed between the parties that these instructions are the only agreement between BANK OF NORTH DAKOTA and the parties hereto and that same supersede any other agreement with reference to this escrow deposit, in so far as BANK OF NORTH DAKOTA is concerned, and that BANK OF NORTH DAKOTA may rely absolutely hereon to the exclusion of any and all other agreements between the parties thereto.




TMS, Inc.                         North Dakota Department of Public Instruction

By /s/ Deborah D. Mosier          By  /s/ Dr. Gary W. Gronberg
   ------------------------           ------------------------
President                         Assistant Superintendent
---------------------------       ----------------------------
Title                             Title

Dated: January 26, 2001           Dated: January 16, 2001
       --------------------              ---------------------
BANK OF NORTH DAKOTA


By /s/ Edward B. Sather
   ------------------------
Senior Vice President & Trust Officer

Dated  February 2, 2001
       --------------------

                             APPENDIX E
              NORTH DAKOTA DEPARTMENT OF PUBLIC INSTRUCTION
       PROVISIONS & ASSURANCES FOR CONTRACTS WITH NON-PROFIT ORGANIZATIONS

Statement of Provisions and Assurances for contractual agreements issued by the North Dakota Department of Public Instruction.

1.   As used in these Provisions and Assurances:
     a. Agreement means the entire document, whatever its name or form, of which these Provisions and Assurances and other referenced attachments, appendixes and schedules, if any, are a part.

     b.   Licensee means the North Dakota Department of Public
          Instruction.

     c. Licensor means the party or parties providing a License to the Licensee.

     d. Project Director means the person representing the Licensee for the purposes of administering the program described in the Agreement.

2. This Agreement is executed by the Licensee subject to the availability of funds from federal or state sources appropriated by legislative act. All amendments and/or extensions or subsequent contracts entered into for the same or continued purposes are executed contingent upon the availability of appropriated funds.
     Not withstanding any other provisions in this Agreement or any other document, this Agreement is void upon appropriated funds becoming unavailable.

3. This Agreement may be extended or otherwise amended only by formal written amendments properly executed by both the Licensee and the Licensor regarding the changes in the scope of Licensee and the budget. No other agreement, written or oral, purporting to alter or amend this Agreement shall be valid.

4.   Refer to Sections 5 and 6 of the main Agreement.

5. Licensee shall not assign or subcontract any of its rights or responsibilities under this Agreement, except as may be otherwise provided for in this Agreement, without prior formal written amendment of this Agreement properly executed by the Licensee and Licensor.

6.   Refer to Section 3 of the main Agreement.

7. The Licensor shall perform as an independent entity under this agreement. The Licensor, its employees, agents, or representatives are not employees of the Licensee. No part of this Agreement shall be construed to represent creation of an employer/employee relationship.

8. Licensor shall maintain its records and accounts in a manner which shall assure a full accounting for all funds received and expended by Licensor in connection with this Agreement. These records and accounts shall be retained by Licensor and made available for audit, by the Licensee and by others authorized by law or regulation to make such an audit, for a period of not less than three (3) years from the latter of the date of delivery of the Product or the date of the receipt by the Licensee of Licensor's final claim for payment or final expenditure report in connection with this Agreement. If an audit has been announced the records shall be retained until such audit has been completed.

9.   Refer to Sections 5 and 6 of the main Agreement.

10.  Refer to Section 6.A of the main Agreement.

11. If according to the terms of the Agreement Licensor has failed or refused to perform any of its obligations under this Agreement, Licensee may impose such sanctions as it may deem appropriate, including, but not limited to, the withholding of payments to Licensor until Licensor complies, the cancellation, termination or suspension of this Agreement in whole or in part, and the seeking of other remedies as may be provided by this Agreement or by law.
     Any cancellation, termination or suspension of this Agreement, if imposed, shall become effective at the close of business on the day of Licensor's receipt of written notice thereof from Licensee.

12.  Refer to Section 3.A and Appendix A of the main Agreement.

13. If the Licensee determines that Licensee is due a refund of money paid to Licensor pursuant to this Agreement, Licensor shall pay the money due to Licensee within 30 days of Licensor's receipt of written notice that such money is due to Licensee. If Licensor fails to make timely payment, Licensee may obtain such money from Licensor by any means permitted by law, including but not limited to offset, counterclaim, cancellation, termination, suspension, total withholding and/or disapproval of all or any subsequent applications for said funds.

14. In the event of loss, damage or destruction of any property owned by or loaned by Licensee while in the custody or control of Licensor, its employees, agents, consultants or subcontractors, whether the property is developed or purchased by Licensor pursuant to this Agreement or is provided by the Licensee to Licensor for use in the contract project, Licensor shall indemnify the Licensee and pay to the Licensee the full value of or the full cost of repair or replacement of such property, whichever is the greater, within 30 days of Licensor's receipt of written notice of Licensee's determination of the amount due. If Licensor fails to make timely payment, Licensee may obtain such money from Licensor by any means permitted by law, including but not limited to offset or counterclaim against any money otherwise due to Licensor by Licensee.


15. This Agreement constitutes the entire agreement between Licensee and Licensor for the accomplishment of the License.

16. Licensor shall be subject to and shall abide by all federal laws, rules and regulations pertaining to the License, including but not limited to: Americans With Disabilities Act of 1990, P.L. 101-336, 42 U.S.C. sec. 12101, and the regulations effectuating its provisions contained in 28 CFR Parts 35 and 36, 29 CFR Part 1630, and 47 CFR Parts 0 and 64; Title VI of the Civil Rights Act of 1964, as amended (prohibition of discrimination by race, color, or national origin), and the regulations effectuation its provisions contained in 34 CFR
     Part 100; Title IX of the Education Amendments of 1972, as amended (prohibition of sex discrimination in educational institutions) and the regulations effectuating its provisions contained in 34 CFR Part 106, if Contractor is and educational institution; Section 504 of the Rehabilitation Act of 1973, as amended (nondiscrimination on the basis of handicapping condition), and the regulations effectuating its provisions contained in 34 CFR Part 104; the Age Discrimination Act of 1975, as amended (prohibition of discrimination on basis of age), and any regulations issued thereunder; the Family Educational Rights and Privacy Act of 1975, 20 U.S.C. sec. 1232g, as amended, and any regulations issued thereunder 34 CFR Part 99, if Licensor is an educational institution; Section 509 of H.R. 5233 as incorporated by reference in P.L. 99-500 and P.L. 99-591 (prohibition against the use of federal grant funds to influence legislation pending before Congress);P.L. 103-227, Title X, Miscellaneous Provisions of the GOALS2000: Educate America Act; P.L. 103-382, Title XIV, General Provisions of the Elementary and Secondary Education Act, as amended; and the General Education Provisions Act, as amended. Licensor shall timely make and file with the proper authorities all forms, assurances and reports required by federal laws and regulations. Licensee shall be responsible for reporting to the proper authorities any failure by Licensor to comply with the foregoing laws and regulations coming to Licensee's attention, and may deny payment or recover payments made by Licensee to Licensor in the event of Licensor's failure to so comply.

17. In connection with the furnishing of supplies or performance of work under this agreement, the Licensor agrees to comply with the Fair Labor Standards Act, Fair Employment Practices Act, Equal Employment Opportunity Act, Civil Rights Act of 1964, Executive Order 11246, and the American Disabilities Act of 1990, and all other applicable federal and state laws, regulations, and executive orders. Further, the Licensee shall have the right to enforce all applicable assurances agreed to above by appropriate and reasonable procedures including, but not limited to, requests, reports, site visits, and inspection of relevant documentation of the Licensor.

18. The Licensor certifies by signing the Agreement that neither the Licensor, Subcontractor, nor their principals, are presently debarred, declared ineligible or voluntarily excluded from participation in transactions with the State or Federal Government by any Licensee or Agency of the Federal Government. This part of the Grantee assurances is in accordance with Executive Order 12549 and 34 CFR Part 85, Section 85.510.

19.  The Licensor assures that:

     a. No Federal funds from the contract will be paid, by or on behalf of the undersigned, to any person for influencing or attempting to influence an officer or employee of any department, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with the awarding of any Federal contract, the making of any Federal grant, the making of any Federal loan, the entering into of any cooperative agreement, and the extension, continuation, renewal, amendment, or modification of any Federal contract, grant, loan, or cooperative agreement.

     b. If any grant funds other than Federal funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any department, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with this Federal contract, grant, loan, or cooperative agreement, the undersigned shall complete and submit Standard Form-LLL, "Disclosure form to Report Lobbying," in accordance with its instructions.

     c. The Licensor shall require that the language of this certification be included in the award documents for all subawards at all tiers (including subcontracts, subgrants, and contracts under grants, loans, and cooperative agreements) and that all subrecipients shall certify and disclose accordingly.

20. The Licensor will establish safeguards to prohibit employees from using their positions for a purpose that constitutes or presents the appearance of personal or organizational conflict of interest or personal gain.

21. The Licensor will comply with the provisions of the Hatch Act (5 U.S.C. 1501-1508 and 7324-7328) which limit the political activities of employees whose principal employment activities are funded in whole or in part with Federal funds.

22. The Licensor agrees, by accepting this Agreement to warrant that the Product subject to the Agreement before, during and after the turn of the century shall not experience abnormal ending and/or produce invalid or incorrect results in the operation of the business of the Licensee.

     In the event of any recognition, calculation, or indication of century problems related to the Year 2000, Licensor shall timely make all adjustments necessary at no cost to the Licensee in order to ensure that the product or service are "Year 2000 Compliant". The warranty shall be in effect until January 1, 2001 or one year after completion of Agreement, whichever is later.

     For purposes of this section Year 2000 compliant is defined as:

     a. All stored dates or programs contain century recognition, including dates stored in databases and hardware or internal system dates in devices;
     b. The program login accommodates same century and multi-century formulas and date values; and
     c. The year 2000 or any other leap year is correctly treated as a leap year within all program logic.

23. Licensor shall secure and keep in force during the term of this agreement, from insurance companies authorized to do business in North Dakota: 1) commercial general liability; 2) automobile liability; and 3) workers compensation insurance all covering the Licensor for any and all claims of any nature which may in any manner arise out of or result from this Agreement. The minimum limits of liability required are $250,000 per person and $1,000,000 per occurrence for commercial general liability and automobile liability coverages and statutory limits for workers' compensation.

     Licensee and its agencies, officers, and employees shall be endorsed on the commercial general liability policy as additional insureds. Licensor shall furnish a certificate of insurance and a copy of the additional insured endorsement to the undersigned Licensee representative prior to commencement of this Agreement. Said endorsement shall contain:

     a. a "Waiver of Subrogation" waiving any right to recovery the insurance company may have against the Licensee;

     b. a provision that the policy and/or endorsement may not be canceled or modified without thirty (30) days' prior written notice to the undersigned Licensee representative; and

     c. a provision that any attorney who represents the Licensee under this policy must first qualify as and be appointed by the North Dakota Attorney General as a Special Assistant Attorney General as required under N.D.C.C. 54-12-08.

     d. Licensor's insurance coverage shall be primary (i.e., pay first) as respects any insurance, self-insurance or self-retention maintained by the Licensee. Any insurance, self-insurance or self-retention maintained by the Licensee shall be excess of the Licensor's insurance and shall not contribute with it.


     Any deductible amount or other obligation under the policy(ies) shall be the sole responsibility of the Licensor.

     This insurance may be in policy or policies of insurance, primary and excess, including the so- called umbrella or catastrophe form and be placed with insurers rated "A" or better by A.M. Best Company, Inc.

     The Licensee will be indemnified, saved and held harmless to the full extent of any coverage actually secured by the Licensor in excess of the minimum requirements set forth above.

                NORTH DAKOTA DEPARTMENT OF PUBLIC INSTRUCTION
        PROVISIONS & ASSURANCES FOR CONTRACTS WITH PRIVATE FIRMS






/s/ Deborah D. Mosier
-----------------------
Deborah D. Mosier
Licensor                    Date     January 26, 2001



/s/ Dr. Gary W. Gronberg
-----------------------
Dr. Gary W. Gronger
Licensee                    Date     January 16, 2001